PROMISSORY NOTE



September 30 2002
Miami Beach, FL                                   $320,671.00


FOR VALUE RECEIVED, the undersigned, Invicta Group Inc, (hereinafter collectively called the "Maker"), promises to pay to the order of William G. Forhan (hereinafter called the "Holder"), in lawful money of the United States of America the sum of THREE HUNDRED AND TWENTY THOUSAND SIX HUNDRED AND SEVENTY ONE DOLLARS ($320,671.00) together with no interest on the outstanding principal balance from the date hereof until maturity.

This note shall be payable at Miami Beach or such other address as the Holder may designate in writing to Maker from time to time.

Principal of this note shall be due and payable on the first month after the company has received one million dollars of equity funding. The payment will be $17,815.00 per month for the next eighteen months.

Holder has made no representations to Maker, Express or Implied, that the Holder will extend or postpone the due date of this note or provide maker with any other loan or alternative financing with respect to the payment due on the maturity date.

If any installment or payment of principal or interest of this note is not paid when due; or if Maker shall file for relief under any chapter of the U.S. Bankruptcy code; or if any involuntary petition under the U.S. Bankruptcy Code shall be filed against Maker and a Court of competent jurisdiction signs an order for relief against the Maker, or a receiver shall be appointed for, or take possession of the property of the Maker, or if the maker should be dissolved, wound up, liquidated or otherwise terminated, or if the Maker or any other liable party shall sell all or substantially all of its assets without written consent of Holder; or if a default occurs under any instrument now or hereafter executed in connection as security for this Note; or if Holder determines in its sole discretion that the financial responsibility of Maker has become unsatisfactory, thereupon (1) Holder may, at its option, deliver written notice of default to Maker, including a notice of intent to accelerate the unpaid amount of this Note, and (2) if Maker does not cure said default within ten (10) days of Maker's receipt of said notice, Holder may accelerate and declare to be due and payable all principal and accrued, unpaid interest on this Note.


If this note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or a suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker and each other liable party agree to pay the Holder its collection costs, including reasonable attorney's fees.

It is the intention of the maker and the holder to conform strictly to the applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows; (1) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted or received under this Note or under any of the aforesaid agreements or otherwise in connection with this Note shall under any circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Note by the Holder hereof (or if this Note shall have been paid in full, refunded to the Maker);and (11) in the event that maturity of this Note is accelerated by reason of an election by the Holder hereof resulting in any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in the Note or otherwise shall be cancelled automatically as of such date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Maker).

Maker reserves the option of prepaying the principal of this Note, in whole or in part, at any time after the date hereof without any penalty. All payments hereunder, whether designated as payments of principal or interest, shall be applied to principal, interest or payment of expenses provided herein, or any combination of the foregoing, as directed by the Holder of this Note at its option.
Unless otherwise specified below this note shall be construed under the laws of The State of Florida (including any applicable federal law).


Maker:

/s/ Richard David Scott
-------------------------
Richard David Scott.
C.O.O.
Invicta Group Inc